Morgan Stanley Managed Futures
DKR I, LLC

						 Morgan Stanley Managed Futures
						 Kaiser I, LLC

						 Morgan Stanley Managed Futures
						 Transtrend II, LLC


Interim Financial Statements
For the Nine Months Ended
September 30, 2008 (Unaudited)













        THE ENCLOSED TRADING COMPANY FINANCIAL STATEMENTS AND
FOOTNOTE DISCLOSURE ARE PRESENTED PURSUANT TO REGULATION S-X
FOR THOSE TRADING COMPANIES, IN WHICH MORGAN STANLEY MANAGED
FUTURES LV, L.P. HAS A 20% OR GREATER INVESTMENT AS OF
SEPTEMBER 30, 2008.



       <table> Morgan Stanley Managed Futures DKR I, LLC
Statements of Financial Condition
	September 30,	 December 31,
                      2008      	           2007
	$	 $
	(Unaudited)
ASSETS
Trading Equity:
	Unrestricted cash	4,705,149	  5,615,283
	Restricted cash	         259,216	           458,096

	     Total cash	      4,964,365	        6,073,379

	Net unrealized gain on open contracts (MS&Co.)	         82,919	       61,099
	Net unrealized gain (loss) on open contracts (MSIP)	               37,341	                 (21,903)

          Total net unrealized gain on open contracts	            120,260	            39,196

Options purchased (proceeds paid $26,277 and
   $0, respectively)	           11,593                             ?

	     Total Trading Equity	5,096,218	6,112,575

Interest receivable (MS&Co.)	            3,298	           16,667

	     Total Assets	       5,099,516	       6,129,242


LIABILITIES AND MEMBERS? CAPITAL

LIABILITIES
Accrued management fees	8,292	9,929
Options written (premiums received $2,074
  and $59,818, respectively)				    	         6,996		       75,542
Accrued administrative fees 	            1,451	             1,738
Accrued incentive fee	            ?        	            1,267

	     Total Liabilities	          16,739	           88,476

MEMBERS? CAPITAL
Managing Member	         ?  		    3,728,997
Non-Managing Members	      5,082,777	     2,311,769

	Total Members? Capital	      5,082,777	    6,040,766

	Total Liabilities and Members? Capital	         5,099,516	    6,129,242





The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures  DKR I, LLC
Statements of Operations (Unaudited)
	  For the Period from
                          August 1, 2007
                           For the               (commencement of	                  For the
                                 Three Months Ended         operations) to           Nine Months Ended
  September 30, 2008    September 30, 2007     September 30, 2008
                                            $                                   $                                    $

INVESTMENT INCOME
	Interest income (MS&Co.)		          16,951		           33,039			         71,013


EXPENSES
	Management fees	26,787	       	 17,305			            82,102
	Brokerage fees 	                  12,510		                   4,101                            30,001
	Administrative fees	           4,688	                          3,028	              	            14,368
	Incentive fee	                                  ?  	                            ?       	  	   	       152,841

		   Total Expenses	          43,985	                        24,434		                 279,312

NET INVESTMENT INCOME (LOSS) 	       (27,034)	                        8,605		            (208,299)

TRADING RESULTS
Trading profit (loss):
	Realized	(545,792)                    (172,835)		             254,319
	Net change in unrealized 	                          15,331                        79,361		               77,182

		   Total Trading Results	       (530,461)	                     (93,474)	                        331,501

NET INCOME (LOSS) 	       (557,495)                     (84,869) 		             123,202


NET INCOME (LOSS) ALLOCATION
Managing Member	?      	                     (68,259) 	                       276,240
Non-Managing Members	(557,495)	                    (16,610)		                    (153,038)













The accompanying notes are an integral part of these financial statements.


       <table> Morgan Stanley Managed Futures DKR I, LLC
Statements of Changes in Members? Capital
For the Nine Months Ended September 30, 2008 and for the Period
From August 1, 2007 (commencement of operations) to September 30, 2007 (Unaudited)


	        Managing	                  Non-Managing
	       Member       	          Members  	        Total
                     $                                    $                            $
Members? Capital,
	Initial Contribution,
	August 1, 2007	             4,110,000	908,292	    5,018,292

Capital Contributions                                                  ?    		411,170		      411,170

Net Loss	     (68,259)	           (16,610)               (84,869)

Members? Capital,
   September 30, 2007   4,041,741	                    1,302,852 	             5,344,593




Members? Capital,
	December 31, 2007	                                      3,728,997	2,311,769	    6,040,766

Capital Contributions                                                  ?    		3,305,812		    3,305,812

Net Income	 (Loss)                                               276,240	(153,038)	       123,202

Capital Withdrawals                                 	        (4,005,237)  	                   (381,766)	            (4,387,003)

Members? Capital,
   September 30, 2008            ?                 5,082,777  	            5,082,777
















The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures DKR I, LLC
Statements of Cash Flows (Unaudited)
            											    For the Period from
				                                                                                                  August 1, 2007
                         For the Nine           (commencement of
	      Months Ended	          operations) to
                    September 30, 2008     September 30, 2007
	                                          $			      $

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) 	     123,202		  	(84,869)
Noncash item included in net income (loss):
	Net change in unrealized	         (77,182)		 	(79,361)

(Increase) decrease in operating assets:
	Restricted cash	                                 198,880		     (261,451)
	Premiums paid for options purchased                                                             (26,277)		     ?
	Interest receivable (MS&Co.)	      	13,369		(15,883)

Increase (decrease) in operating liabilities:
	Accrued management fees	                                                                               (1,637)		   8,941
	Premiums received for options written	                                                            (57,744)			 	 73,329
	Accrued administrative fees 	                                                                                (287)		   1,564
	Accrued incentive fee                        (1,267)	          ?

Net cash provided by (used for) operating activities       171,057	                     (357,730)


CASH FLOWS FROM FINANCING ACTIVITIES

Initial contributions	                      ?		                        5,018,292
Capital contributions                                                                                        3,305,812		411,170
Capital withdrawals                            (4,387,003)	                         ?

Net cash provided by (used for) financing activities	                                       (1,081,191)	                   5,429,462

Net increase (decrease) in unrestricted cash          (910,134)	                    5,071,732

Unrestricted cash at beginning of period	                                                         5,615,283		           ?

Unrestricted cash at end of period            4,705,149	                    5,071,732










The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures DKR I, LLC
Condensed Schedules of Investments
September 30, 2008 (Unaudited) and December 31, 2007






Futures and Forward Contracts
       Long
  Unrealized
  Gain/(Loss)

Percentage of
  Members? Capital
    Short
Unrealized
   Gain/(Loss)

 Percentage of
   Members? Capital
    Net
Unrealized
Gain/(Loss)

$
%
   $
%
$

September 30, 2008, Members? Capital: $5,082,777



Commodity
        (3,920)
        (0.08)
      93,412
        1.84
       89,492
Equity
         1,960
         0.04
        9,750
        0.19
      11,710
Foreign currency
      (17,050)
        (0.34)
        5,347
        0.10
     (11,703)
Interest rate
         6,973

         0.14
         (712)
       (0.01)
       6,261
     Grand Total:
      (12,037)
        (0.24)
       107,797
        2.12
     95,760

     Unrealized Currency Gain





      24,500

     Total Net Unrealized Gain


Fair Value
             $
  Percentage of
Members? Capital
           %



Options purchased on Futures Contracts
            ?
          ?



Options purchased on Forward Contracts
        11,593
       0.23



Options written on Futures Contracts
            ?
          ?



Options written on Forward Contracts
        (6,996)
       (0.14)






   120,260



   261,544


December 31, 2007, Members? Capital: $6,040,766



Commodity
     106,821
        1.77
        (2,008)
       (0.03)
  104,813
Equity
           ?
          ?
        (2,612)
       (0.04)
      (2,612)
Foreign currency
      (21,946)
       (0.36)
      (36,986)
       (0.62)
    (58,932)
Interest rate
        (6,312)
       (0.11)
        (1,315)
       (0.02)
      (7,627)






     Grand Total:
       78,563
        1.30
      (42,921)
       (0.71)
     35,642

     Unrealized Currency Gain





      3,554

     Total Net Unrealized Gain





    39,196


       Fair Value
                  $
  Percentage of
Members? Capital
           %



Options purchased on Futures Contracts
           ?
            ?



Options purchased on Forward Contracts
           ?
            ?



Options written on Futures Contracts
           ?
            ?



Options written on Forward Contracts
       (75,542)
          (1.25)





The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures Kaiser I, LLC
Statements of Financial Condition

<caption>	September 30,	 December 31,
             2008      	           2007
	$	 $
	(Unaudited)

ASSETS
Trading Equity:
	Unrestricted cash	39,806,472	  7,271,650
	Restricted cash	        236,652	              ?

	     Total cash	       40,043,124	        7,271,650

	Net unrealized loss on open contracts 	         (212,746)	              ?

         Total Trading Equity	       39,830,378         	        7,271,650

Interest receivable 	          28,711	              16,503

	    Total Assets	   39,859,089	          7,288,153

LIABILITIES AND MEMBERS? CAPITAL

LIABILITIES
Redemptions payable 	         102,442     		       225,000
Accrued management fees	66,826	11,973
Accrued administrative fees 	        11,694	            2,095
Accrued incentive fees	              169	         44,070

	     Total Liabilities	        181,131	        283,138

MEMBERS? CAPITAL
Managing Member	?     	2,764,664
Non-Managing Members	  39,677,958	     4,240,351

	Total Members? Capital	  39,677,958	    7,005,015

	Total Liabilities and Members? Capital	       39,859,089	    7,288,153











The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures Kaiser I, LLC
Statements of Operations (Unaudited)

                             For the Period from
              	   August 1, 2007
                                    For the                (commencement of                  For the
                    Three Months Ended           operations) to           Nine Months Ended
                September 30, 2008     September 30, 2007     September 30, 2008
                       $                                    $                                     $

INVESTMENT INCOME
	Interest income (MS&Co.)		        142,442		            32,573			        321,647


EXPENSES
	Management fees	203,097	       	  18,313			           435,004
	Administrative fees	           35,542	                           3,205	                           76,126
	Brokerage fees 	                  34,644		                    5,079                           67,436
	Incentive fee	                                     169                         42,334			          229,871

		   Total Expenses	          273,452	                         68,931		                 808,437

NET INVESTMENT LOSS 	        (131,010)	                      (36,358)		            (486,790)

TRADING RESULTS
Trading profit (loss):
	Realized	59,512                      214,267		          1,324,390
	Net change in unrealized 	                        (401,655)                       23,999		            (212,746)

		   Total Trading Results	       (342,143)	                     238,266	                      1,111,644

NET INCOME (LOSS) 	       (473,153)                     201,908 		             624,854


NET INCOME (LOSS) ALLOCATION
Managing Member	?      	                      129,245 	                          68,260
Non-Managing Members	(473,153)	                       72,663		                       556,594













The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures Kaiser I, LLC
Statements of Changes in Members? Capital
For the Nine Months Ended September 30, 2008 and for the Period
From August 1, 2007 (commencement of operations) to September 30, 2007 (Unaudited)



	        Managing	                  Non-Managing
	       Member       	       Members  	       Total
               $                                  $                            $
Members? Capital,
	Initial Contribution,
	August 1, 2007	             3,420,000	1,604,136	    5,024,136

Capital Contributions                                                  ?    		   824,744		       824,744

Net Income	    129,245	            72,663                 201,908

Members? Capital,
   September 30, 2007     3,549,245	                    2,501,543  	             6,050,788




Members? Capital,
	December 31, 2007	                                       2,764,664	4,240,351	     7,005,015

Capital Contributions                                                 ?    		36,322,689		   36,322,689

Net Income	                                                             68,260	556,594	        624,854

Capital Withdrawals                                 	        (2,832,924)      	         (1,441,676)	             (4,274,600)

Members? Capital,
   September 30, 2008                                            ?	  	                39,677,958 	            39,677,958















The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures Kaiser I, LLC
Statements of Cash Flows (Unaudited)
            											    For the Period from
				                                                                                                  August 1, 2007
                     For the Nine           (commencement of
	      Months Ended	          operations) to
                  September 30, 2008     September 30, 2007
	                                          $			      $

CASH FLOWS FROM OPERATING ACTIVITIES
Net income  	     624,854			 201,908
Noncash item included in net income:
	Net change in unrealized	         212,746			 (23,999)

Increase in operating assets:
	Restricted cash	                                      (236,652)		     (105,277)
	Interest receivable (MS&Co.)	                                                                           (12,208)		(16,914)

Increase (decrease) in operating liabilities:
	Accrued management fees	                                                                              54,853		    9,940
	Accrued administrative fees 	                                                                              9,599	 	    1,739
	Accrued incentive fee                        (43,901)		        42,334

Net cash provided by operating activities	           609,291	                      109,731


CASH FLOWS FROM FINANCING ACTIVITIES

Initial contributions                              ?		                        5,024,136
Capital contributions                                                                                       36,322,689		824,744
Capital withdrawals                            (4,397,158)	                         ?

Net cash provided by financing activities      31,925,531	                   5,848,880

Net increase in unrestricted cash	32,534,822                    5,958,611

Unrestricted cash at beginning of period	                      7,271,650		           ?

Unrestricted cash at end of period           39,806,472	                    5,958,611











The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures Kaiser I, LLC
Condensed Schedule of Investments
September 30, 2008 (Unaudited)







Futures and Forward Contracts
       Long
  Unrealized
       Loss

Percentage of
  Members? Capital
    Short
Unrealized
   Gain/(Loss)

 Percentage of
   Members? Capital
     Net
 Unrealized
Gain/(Loss)

$
%
   $
%
$

September 30, 2008, Members? Capital: $39,677,958



Commodity
           ?
           ?
      32,800
        0.08
      32,800
Equity
           ?
           ?
        6,178
        0.02
        6,178
Foreign currency
    (128,186)
       (0.32)
     (28,460)
       (0.07)
   (156,646)
Interest rate
      (14,102)
       (0.04)
         ?
         ?
     (14,102)






     Grand Total:
    (142,288)
       (0.36)
      10,518
        0.03
   (131,770)

     Unrealized Currency Loss





     (80,976)

     Total Net Unrealized Loss



  (212,746)



   261,544




































































The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures Transtrend II, LLC
Statements of Financial Condition

	September 30,	 December 31,
                       2008      	           2007
	$	 $
	(Unaudited)
ASSETS
Trading Equity:
	Unrestricted cash	38,410,624	  6,030,843
	Restricted cash	        924,921	           605,087

	     Total cash	   39,335,545	        6,635,930

	Net unrealized gain on open contracts (MS&Co.)	         1,507,310	       205,625
	Net unrealized gain on open contracts (MSIP)	           122,721	                  53,994

          Total net unrealized gain on open contracts	        1,630,031		          259,619

	     Total Trading Equity	40,965,576	6,895,549

Interest receivable (MS&Co.)	         27,648	            11,332

	     Total Assets	  40,993,224	       6,906,881


LIABILITIES AND MEMBERS? CAPITAL

LIABILITIES
Redemptions payable 	     460,988   	150,000
Accrued incentive fees	165,871	123,940
Accrued management fees	63,932	11,121
Accrued administrative fees 	         11,188	             1,946

	     Total Liabilities	       701,979	        287,007

MEMBERS? CAPITAL
Managing Member	?	   	4,637,554
Non-Managing Members	  40,291,245	     1,982,320

	Total Members? Capital	  40,291,245	    6,619,874

	Total Liabilities and Members? Capital	       40,993,224	    6,906,881









The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures Transtrend II, LLC
Statements of Operations (Unaudited)


                 For the Period from
                                       	   August 1, 2007
                   For the                (commencement of                 For the
              Three Months Ended          operations) to            Nine Months Ended
           September 30, 2008     September 30, 2007     September 30, 2008
                               $                                   $                                      $

INVESTMENT INCOME
	Interest income (MS&Co.)		        134,736		            33,441			       312,791


EXPENSES
	Management fees	196,572	       	     17,234			          420,462
	Incentive fees	                             165,872                         90,680			         946,779
	Brokerage fees 	                40,408	       	       7,377			            87,916
	Administrative fees	           34,400	                           3,016                          73,581

		   Total Expenses	          437,252	                       118,307		             1,528,738

NET INVESTMENT LOSS 	       (302,516)	                      (84,866)		        (1,215,947)

TRADING RESULTS
Trading profit (loss):
	Realized	1,140,804                       (25,004)		         3,903,758
	Net change in unrealized 	                        (79,927)                     506,028		         1,370,412

		   Total Trading Results	                    1,060,877	                      481,024                     5,274,170

NET INCOME	         758,361                      396,158		         4,058,223


NET INCOME ALLOCATION
Managing Member	?      	                     308,992 	                       241,191
Non-Managing Members	758,361	                       87,166		                  3,817,032














The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures Transtrend II, LLC
Statements of Changes in Members? Capital
For the Nine Months Ended September 30, 2008 and for the Period
From August 1, 2007 (commencement of operations) to September 30, 2007 (Unaudited)



	        Managing	               Non-Managing
	       Member       	        Members  	    Total
                         $                                   $                           $
Members? Capital,
	Initial Contribution,
	August 1, 2007	  4,310,000	695,844	  5,005,844

Capital Contributions                                                 ?    		413,575		     413,575

Net Income	      308,992	          87,166	     396,158

Members? Capital,
   September 30, 2007    4,618,992                     1,196,585            5,815,577




Members? Capital,
	December 31, 2007	4,637,554	1,982,320	   6,619,874

Capital Contributions                                                  ?    		37,482,044		 37,482,044

Net Income 	241,191	3,817,032	   4,058,223

Capital Withdrawals                                     	   (4,878,745)     	             (2,990,151)	  (7,868,896)

Members? Capital,
   September 30, 2008             ?  	                40,291,245  	         40,291,245














The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures Transtrend II, LLC
Statements of Cash Flows (Unaudited)

            											    For the Period from
				                                                                                                  August 1, 2007
                      For the Nine           (commencement of
	      Months Ended	          operations) to
                  September 30, 2008     September 30, 2007
	                                          $			      $

CASH FLOWS FROM OPERATING ACTIVITIES
Net income  	   4,058,223			396,158
Noncash item included in net income:
	Net change in unrealized	     (1,370,412)		  (506,028)

Increase in operating assets:
	Restricted cash	                               (319,834)		     (397,697)
	Interest receivable (MS&Co.)	                                                                          (16,316)		(16,459)

Increase in operating liabilities:
	Accrued incentive fees	            41,931	        90,680
	Accrued management fees	                                                                               52,811		    8,891
	Accrued administrative fees                     9,242                   	        1,556

Net cash provided by (used for) operating activities     2,455,645	                     (422,899)


CASH FLOWS FROM FINANCING ACTIVITIES

Initial contributions                             ?	                        5,005,844
Capital contributions                       37,482,044		413,575
Capital withdrawals	                        (7,557,908)	                         ?

Net cash provided by financing activities	        29,924,136	                   5,419,419

Net increase in unrestricted cash         32,379,781                    4,996,520

Unrestricted cash at beginning of period	                                                        6,030,843		           ?

Unrestricted cash at end of period             38,410,624	                    4,996,520










The accompanying notes are an integral part of these financial statements.

       <table> Morgan Stanley Managed Futures Transtrend II, LLC
Condensed Schedules of Investments
September 30, 2008 (Unaudited) and December 31, 2007








Futures and Forward Contracts
       Long
  Unrealized
  Gain/(Loss)

Percentage of
  Members? Capital
    Short
Unrealized
   Gain/(Loss)

 Percentage of
   Members? Capital
     Net
Unrealized
 Gain/(Loss)

$
%
   $
%
$

September 30, 2008, Members? Capital: $40,291,245



Commodity
     (74,761)
       (0.18)
 1,170,222
        2.90
 1,095,461
Equity
       ?
           ?
    319,615
        0.79
319,615
Foreign currency
      14,926
        0.04
    263,668
        0.66
   278,594
Interest rate
      33,263
        0.08
    (79,882)
       (0.20)
    (46,619)






     Grand Total:
    (26,572)
       (0.06)
 1,673,623
        4.15
 1,647,051

     Unrealized Currency Loss





    (17,020)

     Total Net Unrealized Gain



  1,630,031



   261,544

December 31, 2007, Members? Capital: $6,619,874



Commodity
     176,542
        2.67
       65,424
        0.99
 241,966
Equity
       4,877
        0.07
       (3,137)
       (0.05)
   1,740
Foreign currency
      (38,321)
       (0.58)
      (24,265)
       (0.37)
    (62,586)
Interest rate
       35,213
        0.53
       45,983
        0.70
     81,196






     Grand Total:
     178,311
        2.69
       84,005
        1.27
   262,316

     Unrealized Currency Loss





     (2,697)

     Total Net Unrealized Gain





   259,619











The accompanying notes are an integral part of these financial statements.

       Morgan Stanley Managed Futures Trading Companies
Notes to Financial Statements
September 30, 2008 (Unaudited)

1.  Summary of Significant Accounting Policies

    The unaudited financial statements contained herein include, in the opinion of management, all adjustments necessary for a fair presentation of the results of operations and financial condition of Morgan Stanley Managed Futures DKR I, LLC (?DKR I, LLC?), Morgan Stanley Managed Futures Kaiser I, LLC (?Kaiser I, LLC?), and Morgan Stanley Managed Futures Transtrend II, LLC (?Transtrend II, LLC?) (each a ?Trading Company?, or collectively the ?Trading Companies?). The financial statements and condensed notes herein should be read in conjunction with each Trading Company?s December 31, 2007, Annual Report.

Organization ? DKR I, LLC was formed on March 26, 2007, as a Delaware limited liability company under the Delaware Limited Liability Company Act (the ?Act?), to facilitate investments by Morgan Stanley managed futures funds. DKR I, LLC commenced operations on August 1, 2007. Demeter Management Corporation (?Demeter?) is the trading manager of the Trading Company. Demeter has retained DKR Fusion Management L.P. (?DKR?) to engage in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodities interests, including, but not limited to, foreign currencies, financial instruments, mortgage-backed securities, and money market instruments (collectively, ?Futures
Interests?) on behalf of DKR I, LLC.   Each member (each investor
in the relevant Trading Company, a ?Member?) invests its assets in DKR I, LLC, which allocates substantially all of its assets in the trading program of DKR, an unaffiliated trading advisor, to make investment decisions for DKR I, LLC. As of September 30, 2008, Morgan Stanley Managed Futures LV, L.P. (a Delaware limited partnership) was the Member of DKR I, LLC.

     Kaiser I, LLC was formed on April 4, 2007, as a Delaware limited liability company under the Act, to facilitate investments by Morgan Stanley managed futures funds. Kaiser I, LLC commenced operations on August 1, 2007. Demeter is the trading manager of Kaiser I, LLC. Demeter has retained Kaiser Trading Group Pty Ltd. (?Kaiser?) to engage in the speculative trading of Futures Interests on behalf of Kaiser I, LLC. Each Member invests its assets in Kaiser I, LLC, which allocates substantially all of its assets in the trading program of Kaiser, an unaffiliated trading advisor, to make investment decisions for Kaiser I, LLC. As of September 30, 2008, Morgan Stanley Managed Futures LV, L.P. (a Delaware limited partnership), Morgan Stanley Managed Futures MV, L.P. (a Delaware limited partnership), and Morgan Stanley Strategic Alternatives, L.P. (a Delaware limited partnership) were the Members of the Trading Company.




       Morgan Stanley Managed Futures Trading Companies
Notes to Financial Statements
September 30, 2008 (continued)

     Transtrend II, LLC was formed on March 26, 2007, as a Delaware limited liability company under the Act, to facilitate investments by Morgan Stanley managed futures funds. Transtrend II, LLC commenced operations on August 1, 2008. Demeter is the trading manager of Transtrend II, LLC. Demeter has retained Transtrend B.V. (?Transtrend?) to engage in the speculative trading of Futures Interests on behalf of Transtrend II, LLC. Each Member invests its assets in Transtrend II, LLC, which allocates substantially all of its assets in the trading program of Transtrend, an unaffiliated trading advisor, to make investment decisions for Transtrend II, LLC. As of September 30, 2008, Morgan Stanley Managed Futures LV, L.P. (a Delaware limited partnership), Morgan Stanley Managed Futures MV, L.P. (a Delaware limited partnership), and Morgan Stanley Strategic Alternatives, L.P. (a Delaware limited partnership) were the Members of Transtrend II, LLC.

     The commodity brokers for each Trading Company, except for Kaiser I, LLC, are Morgan Stanley & Co. Incorporated (?MS&Co.?) and Morgan Stanley & Co. International plc (?MSIP?). MS&Co. acts as the counterparty on all trading of the foreign currency forward contracts. Morgan Stanley Capital Group Inc. (?MSCG?) acts as the counterparty on all trading of the options on foreign currency forward contracts. MS&Co. and its affiliates act as the custodians of the Trading Companies? assets. Demeter, MS&Co., MSIP, and MSCG are wholly-owned subsidiaries of Morgan Stanley.

     Prior to December 31, 2007, the commodity brokers for Kaiser I, LLC were MS&Co. and MSIP. MS&Co. also acted as the counterparty on all trading of the foreign currency forward contracts. MSCG acted as the counterparty on all trading of the options on foreign currency forward contracts. MS&Co. and its affiliates acted as the custodians of Kaiser I, LLC?s assets.

     Effective January 2, 2008, Kaiser I, LLC commenced using Newedge Financial Inc. (?Newedge?) as its primary commodity broker with respect to the assets traded by Kaiser I, LLC on behalf of the Members by Kaiser. Newedge also acts as the counterparty on all trading of foreign currency forward contracts, including options on such contracts. Kaiser I, LLC continues to maintain an account with MS&Co., where Kaiser I, LLC?s excess cash assets will be held, and Kaiser I, LLC maintains separate clearing accounts with Newedge where Kaiser I, LLC?s futures, options and foreign currency forward positions and margin funds related thereto will be held.







       Morgan Stanley Managed Futures Trading Companies
Notes to Financial Statements
September 30, 2008 (continued)

Use of Estimates ? The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition ? Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the net change in unrealized on open contracts from one period to the next on the Statements of Operations. Monthly, MS&Co. credits each Trading Company, except Kaiser I, LLC, with interest income on 100% of its average daily funds held at MS&Co. Assets deposited with MS&Co. as margin will be credited with interest income at a rate approximately equivalent to what MS&Co. pays other customers on such assets deposited as margin. Assets not deposited as margin with MS&Co. will be credited with interest income at the rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate less 0.15% during such month.

     For Kaiser I, LLC, monthly, Newedge credits the Trading Company with interest income on 100% of its average daily funds held at Newedge. Assets deposited with Newedge as margin will be credited with interest income at a rate approximately equivalent to what Newedge pays other customers on such assets deposited as margin. Assets not deposited as margin with Newedge will be credited with interest income at the rate equal to the monthly average of the 4-week U.S. Treasury bill discount rate less 0.15% during such month.

     At December 31, 2007, Kaiser I, LLC had no open contracts;
therefore, it had no net unrealized gains or losses on futures and forward contracts.

     Each Trading Company?s functional currency is the U.S. dollar; however, each Trading Company may transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.




       Morgan Stanley Managed Futures Trading Companies
Notes to Financial Statements
September 30, 2008 (continued)

Members? Capital ? The Members? capital of each Trading Company is equal to the total assets of each Trading Company (including, but not limited to, all cash and cash equivalents, accrued interest and amortization of original issue discount, and the market value of all open Futures Interests contract positions and other assets) less all liabilities of each Trading Company (including, but not limited to, brokerage fees that would be payable upon the closing of open Futures Interests positions, management fees, incentive fees, and extraordinary expenses), determined in accordance with generally accepted accounting principles.

Trading Equity ? Each Trading Company?s asset ?Trading Equity,? reflected on the Statements of Financial Condition, consists of (a) cash on deposit with MS&Co. and MSIP, and in case of Kaiser I, LLC, with Newedge, to be used as margin for trading; (b) net unrealized gains or losses on futures and forward contracts, which are valued at market and calculated as the difference between original contract value and market value; and, if any, (c) options purchased at fair value. Options written at fair value are recorded in Liabilities.

     Each Trading Company, in its normal course of business, enters into various contracts with MS&Co. and MSIP (in case of Kaiser I, LLC, with Newedge) acting as its commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIP (in case of Kaiser I, LLC, with Newedge), to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on each Trading Company?s Statements of Financial Condition.

      Each Trading Company has offset its fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreement with MS&Co. (in case of Kaiser I, LLC, with Newedge), as the counterparty on such contracts. Each Trading Company has consistently applied its right to offset.

Restricted and Unrestricted Cash ? As reflected on each Trading Company?s Statements of Financial Condition, restricted cash equals the cash portion of assets on deposit to meet margin requirements plus the cash required to offset unrealized losses on foreign currency forwards and options and offset losses on offsetting London Metal Exchange positions. All of these amounts are maintained separately. Cash that is not classified as restricted cash is therefore classified as unrestricted cash.

     At December 31, 2007, Kaiser I, LLC had no restricted cash.





       Morgan Stanley Managed Futures Trading Companies
Notes to Financial Statements
September 30, 2008 (continued)

Brokerage Fee ? Each Trading Company pays brokerage fees to MS&Co. (in case of Kaiser I, LLC, to Newedge). Brokerage fees and transaction costs are accrued on a half-turn basis at 100% of the rates MS&Co. or Newedge charges retail commodity customers and parties that are not clearinghouse members.

Administrative Fee ? Each Trading Company pays MS&Co. a monthly fee to cover all administrative and operating expenses (the
?Administrative Fee?). The monthly Administrative Fee is equal to 1/12 of 0.35% (a 0.35% annual rate) of the beginning of the month
Members? capital of each Trading Company.

Capital Contributions ? Each Member made an initial capital contribution into each Trading Company. Additional capital contributions by the Members may be made monthly pending Demeter?s approval. Such capital contribution will increase each Member?s pro rata share of each Trading Company?s Members? capital.

       Demeter initially invested capital directly in the Trading Companies. Demeter has redeemed all capital investments in Transtrend II, LLC as of February 29, 2008, and in DKR I, LLC and Kaiser I, LLC as of March 31, 2008. Demeter?s investment in each Trading Company was equal to an amount it deemed necessary for the trading advisors to effectively trade its trading program applicable to their respective Trading Company. Demeter redeemed all or a portion of its investment at its sole discretion without notice to the Members once it believed a sufficient amount of assets had been raised from the Members to sustain the Trading Advisor?s trading program. All capital investments by Demeter in the Trading Companies participated on the same terms as the investments made by the Members in the Trading Companies.

Capital Withdrawals ? Each Member may withdraw all or a portion of its capital as of the last business day of the month. The request for withdrawal must be received in writing by Demeter at least three business days prior to the end of such month. Such capital withdrawals will decrease each Member?s pro rata share of each Trading Company?s Members? Capital. Demeter may require the withdrawal of a capital account under certain circumstances, as defined in the operating agreement.

Distributions ? Distributions, other than capital withdrawals, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of each Trading Company?s profits.

Income Taxes ? No provision for income taxes has been made in the accompanying financial statements, as Members are individually responsible for reporting income or loss based upon their pro rata share of each Trading Company?s revenue and expenses for income tax purposes.

       Morgan Stanley Managed Futures Trading Companies
Notes to Financial Statements
September 30, 2008 (continued)

Dissolution of each Trading Company ? Each Trading Company shall be dissolved upon the first of the following events to occur:
      (1)	The sole determination of Demeter; or
      (2)	The written consent of the Members holding not less than
a majority interest in capital with or without cause; or
      (3)	The occurrence of any other event that causes the
dissolution of the limited liability company under the Act.

New Accounting Developments ? In July 2006, the Financial Accounting Standards Board (?FASB?) issued Interpretation No. 48, ?Accounting for Uncertainty in Income Taxes ? an interpretation of FASB Statement 109? (?FIN 48?). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements. FIN 48 became effective for each Trading Company as of August 1, 2007. Each Trading Company has determined that the adoption of FIN 48 did not have a material impact on each Trading Company?s financial statements. Each Trading Company files U.S. federal and state tax returns. 2007 tax year remains subject to examination by U.S. federal and most state tax authorities.

     In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements". SFAS 157 requires use of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1 - quoted market prices in active markets for identical assets and liabilities; Level 2 - inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (including quoted prices for similar investments, interest rates, credit risk); and Level 3 - unobservable inputs for the asset or liability (including each Trading Company?s own assumptions used in determining the fair value of investments).

     The Trading Companies adopted SFAS 157 as of January 1, 2008. Based on the Trading Companies? analysis, the effect of applying SFAS 157 to the investments included in the financial statements does not have a material impact on the Trading Companies? financial statements.










       <table>
Morgan Stanley Managed Futures Trading Companies
Notes to Financial Statements
September 30, 2008 (continued)

     The following tables summarize the valuation of each Trading
Company?s investments by the above SFAS 157 fair value hierarchy as of September 30, 2008:

    DKR I, LLC





Quoted Prices in
Active Markets for
  Identical Assets
        (Level 1)

Significant Other
     Observable
         Inputs
       (Level 2)

     Significant
     Unobservable
        Inputs
      (Level 3)





       Total
  Assets

Unrealized gain (loss) on open contracts
                        $141,881
$(21,621)
     n/a

$120,260
Options purchased
                       ?
$11,593


$11,593






Liabilities





Options written
                       ?
$6,996
     n/a

$6,996


    Kaiser I, LLC





Quoted Prices in
Active Markets for
  Identical Assets
        (Level 1)

Significant Other
     Observable
         Inputs
       (Level 2)

    Significant
     Unobservable
      Inputs
    (Level 3)





       Total
  Assets
Unrealized loss on open contracts
                        $(56,100)
$(156,646)
     n/a

$(212,746)


  Transtrend II, LLC





Quoted Prices in
Active Markets for
  Identical Assets
        (Level 1)

  Significant Other
    Observable
       Inputs
     (Level 2)

    Significant
     Unobservable
       Inputs
     (Level 3)





       Total
  Assets
Unrealized gain on open contracts
                        $1,539,554
  $90,477
     n/a

$1,630,031

       In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (?SFAS 161?). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand how those instruments and activities are accounted for; how and why they are used; and their effects on a Trading Company?s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Each Trading Company is currently evaluating the impact that the adoption of SFAS No. 161 will have on its financial statement disclosures.


       <table>
Morgan Stanley Managed Futures Trading Companies
Notes to Financial Statements
September 30, 2008 (continued)


2. Trading Advisors to the Trading Companies

    Demeter retains certain commodity trading advisors to make all trading decisions for the Trading Companies. The trading advisors and their strategies for each Trading Company as of September 30,
2008 are as follows:
Trading Company		   Trading Advisor		     Strategy
Morgan Stanley Managed Futures	   DKR Fusion Management L.P.	     Quantitative Strategies Trading Program
DKR I, LLC

Morgan Stanley Managed Futures	   Kaiser Trading Group Pty Ltd.	    Global Diversified Trading Program
Kaiser I, LLC

Morgan Stanley Managed Futures	   Transtrend B.V.			    Enhanced Risk Profile (USD) of
Transtrend  II, LLC						    Diversified Trend Trading Program

     Fees paid to the trading advisors by the Trading Companies consist of a management fee and an incentive fee as follows:

Management Fee ? Each Trading Company pays each respective trading advisor a monthly management fee based on a percentage of average net assets as described in the advisory agreement among each Trading Company, Demeter, and each trading advisor.

Incentive Fee ? Each Trading Company pays each respective trading advisor a quarterly incentive fee equal to 20% of the New Trading Profits earned by each Member. Such fee is accrued on a monthly basis, but is not payable until the end of the calendar quarter.

     New Trading Profits represent the amount by which profits from futures, forwards, and options trading exceed losses after management fees, brokerage fees and transaction costs, and administrative fees are deducted. When a trading advisor experiences losses with respect to the Members? capital as of the end of a calendar month, the trading advisor must recover such losses before it is eligible for an incentive fee in the future. Losses are reduced for capital withdrawn from the Trading Companies.









       Morgan Stanley Managed Futures Trading Companies
Notes to Financial Statements
September 30, 2008 (continued)

3. Financial Instruments

    Each Trading Company trades Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

    The fair value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which fair value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The fair value of off-exchange-traded contracts is based on the fair value quoted by the counterparty.

     The exchange-traded contracts are accounted for on a trade-date basis and fair valued on a daily basis. The off-exchange-traded contracts are periodically fair valued.

     Each Trading Company accounts for its derivative investments in accordance with the provisions of Statements of Financial Accounting Standards No. 133, ?Accounting for Derivative Instruments and Hedging Activities? (SFAS No. 133?). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:
	(1) One or more underlying notional amounts or payment provisions;
	(2) Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;
	(3) Terms require or permit net settlement.

   Generally, derivatives include futures, forward, swaps or options contracts, and other financial instruments with similar characteristics such as caps, floors, and collars.







       <table>
Morgan Stanley Managed Futures Trading Companies
Notes to Financial Statements
September 30, 2008 (continued)

3. Financial Instruments (cont?d)

       The net unrealized gains (losses) on open contracts, reported as a component of ?Trading Equity? on the Statements of Financial Condition, and their longest contract maturities were as follows:

DKR I, LLC
		               Net Unrealized Gains/(Losses)
			              on Open Contracts	                            Longest Maturities
				           Off-					        Off-
	 	          Exchange-	     Exchange-			   Exchange-	   Exchange-
      Date		            Traded	       Traded                 Total	      Traded	      Traded
    Sep. 30, 2008        $ 141,881          $  (21,621)	  $120,260	    Jun. 2009	    Dec. 2008
      Dec. 31, 2007        $ 110,398	     $  (71,202)	  $  39,196	    Sep. 2008	    Mar. 2008

Kaiser  I, LLC
		                     Net Unrealized Loss
			            on Open Contracts		                         Longest Maturities
				         Off-					      Off-
	 	         Exchange-	    Exchange-			   Exchange-	  Exchange-
     Date		           Traded	      Traded                  Total	      Traded	    Traded
     Sep. 30, 2008          $(56,100)	    $(156,646)	   $(212,746)	   Dec. 2008	  Oct. 2008

     At December 31, 2007, Kaiser I, LLC had no open contracts.

Transtrend II, LLC
		                      Net Unrealized Gains
			           on Open Contracts			         Longest Maturities
				        Off-				                                    Off-
	 	        Exchange-	    Exchange-			   Exchange-	 Exchange-
     Date		        Traded	      Traded               Total	                    Traded	    Traded
     Sep. 30, 2008         $1,539,554	      $90,477	  $1,630,031	    Mar. 2011	    Oct. 2008
     Dec. 31, 2007        $   253,327	       $6,292	  $   259,619	    Jun. 2010	    Jan. 2008




Morgan Stanley Managed Futures Trading Companies
Notes to Financial Statements
September 30, 2008 (continued)

4. Investment Risk
     The Members? investments in each Trading Company expose the Members to various types of risks that are associated with the Futures Interests and markets in which each Trading Company invests. The significant types of financial risks which each Trading Company is exposed to are market risk, liquidity risk, and counterparty risk.
     The rapid fluctuations in the market prices of the Futures Interests in which each Trading Company invests make the Member?s investment volatile. If a trading advisor incorrectly predicts the direction of prices in the Futures Interests in which it invests, large losses may occur.

     Illiquidity in the markets in which each Trading Company invests may cause less favorable trade prices. Although each trading advisor will generally purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities.






















       Morgan Stanley Managed Futures Trading Companies
Notes to Financial Statements
September 30, 2008 (concluded)

4. Investment Risk (cont?d)
   The credit risk on Futures Interests arises from the potential inability of counterparties to perform under the terms of the contracts. Each Trading Company has credit risk because MS&Co., MSIP, and/or MSCG or Newedge act as the futures commission merchants or the counterparties with respect to most of each Trading Company?s assets. The Trading Companies? exposure to credit risk associated with counterparty nonperformance is typically limited to the cash deposits with, or other form of collateral held by, the counterparty. Each Trading Company?s assets deposited with MS&Co. or its affiliates are segregated or secured in accordance with the Commodity Exchange Act and the regulations of the Commodity Futures Trading Commission (the ?CFTC?) and are expected to be largely held in non-interest bearing bank accounts at a U.S. bank or banks, but may also be invested in any other instruments approved by the CFTC for investment of customer funds. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. With respect to each Trading Company?s off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Trading Company is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each Trading Company accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at MS&Co., and in case of Kaiser I, LLC, at Newedge. The Trading Companies had assets on deposit with MS&Co. and MSIP, each acting as a commodity broker for the Trading Companies? trading of Futures Interests, totaling at September 30, 2008 and December 31, 2007, respectively, $5,106,246 and $6,183,777 for DKR I, LLC, $39,987,024
and $7,271,650 for Kaiser I, LLC, and $40,875,099 and $6,889,257
for Transtrend II, LLC. With respect to those off-exchange-traded forward currency contracts, each Trading Company is at risk to the ability of MS&Co. (Newedge, in case of Kaiser I, LLC), the sole counterparty on all such contracts, to perform. With respect to those off-exchange-traded forward currency options contracts, each Trading Company is at risk to the ability of MSCG (Newedge, in case of Kaiser I, LLC), the sole counterparty on all such contracts, to perform. Each Trading Company has a netting agreement with each counterparty. These agreements, which seek to reduce both the Trading Companies? and the counterparties? exposure on off-exchange-traded forward currency contracts, including options on such contracts, should materially decrease the Trading Companies? credit risk in the event of MS&Co.?s, MSCG?s, or Newedge?s bankruptcy or insolvency.